UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 10, 2013

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On September 10, 2013, DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), announced that its Board of Directors (the “Board”) and the Nominating and Corporate Governance Committee of the Board (the “Committee”) decided, as part of the Company’s succession planning process, to expand and strengthen the Company’s senior management team. The Company has initiated a search process to hire a President, who initially will focus on corporate strategy, acquisitions and other aspects of business development.

The Company anticipates that, if the new President meets the expectations of the Board and the senior management team, he or she is expected to eventually succeed Hossein Fateh as the Company’s Chief Executive Officer. In connection with this succession, it is expected that Mr. Fateh would then become the Company’s Executive Chairman and Lammot J. du Pont, the Company’s Executive Chairman, then would become Vice-Chairman. Although the Company has initiated the search process, the timetable for the succession process has not yet been determined.

The Committee will lead the search process, with the support of the entire Board and the senior management team.

* * *

The Company also issued a press release on September 10, 2013 relating to succession planning, a copy of which is filed herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated September 10, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

September 10, 2013	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

99.1	Press Release dated September 10, 2013